Q Lotus Holdings, Inc. A Financial Services Company	Chicago, IL 60654 (312) 379-1800

From:	Marckensie Theresias

475 Brickell Ave #3713

Miami, FL 33131

To:	Q Lotus Holdings, Inc.

520 N Kingsbury St, Unit 1810

Chicago, IL 60654

Attn:	Gary Rosenberg

Re:	Resignation

Dear Mr. Rosenberg,

Please accept this formal letter as my official notice to resign my positions as Chairman and a member of the Board of Directors of Q Lotus Holdings, Inc.

Please accept this resignation effective as of this 17th day of December, 2012.

I am resigning for personal reasons and remain committed to the company, and stand ready to help if called upon.

Sincerely,

/S/ Marckensie Theresias

Marckensie Theresias